SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT |X|   FILED BY A PARTY OTHER THAN THE REGISTRANT | |
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       Section 240.14a-12
| |  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))


                               DESIGNS, INC.
              (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                               DESIGNS, INC.
                                66 B Street
                        Needham, Massachusetts 02494


                                            August 27, 1999

Dear Stockholder,

      We are pleased to invite you to attend the 1999 Annual Meeting of Stockholders of Designs, Inc., which will be held on Monday, October 4, 1999, at 11:00 a.m., local time, at One Post Office Square, Boston, Massachusetts 02109. The items to be considered and voted upon at the Annual Meeting are described in the notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter.

      Your vote is important, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting and vote in person, please take a moment and complete, sign and date our enclosed BLUE proxy card and return it in the enclosed postage-paid envelope. Instructions for voting are contained on the BLUE proxy card. Voting in advance of the Annual Meeting will not limit your right to vote in person should you wish to attend the Annual Meeting.

      We understand that you may receive proxy solicitation materials from dissident stockholder Seymour Holtzman and certain entities controlled by him, including Jewelcor Management, Inc., in connection with items Mr. Holtzman intends to present at the Annual Meeting. These items are a slate of director nominees chosen by Mr. Holtzman and a proposal relating to the Company's Shareholder Rights Plan. Your Board of Directors believes that these proposals are not in the best interests of the Company and its stockholders and urges you to reject his solicitation and not sign any of his white proxy cards.

      YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE YOUR SHARES AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL FREE AT 1-888-750-5834.

      Thank you for your support, and we look forward to seeing you at the Annual Meeting.

                                            Sincerely,


                                            Joel H. Reichman
                                            President and Chief Executive
                                              Officer





                               DESIGNS, INC.

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

                              AUGUST 27, 1999


      The Annual Meeting of Stockholders of Designs, Inc. (the "Company") will be held at One Post Office Square, Boston, Massachusetts 02109, at 11:00 a.m., local time, on Monday, October 4, 1999 for the following purposes:

      1. To elect five directors to serve on the Company's Board of Directors until the 2000 Annual Meeting of Stockholders of the Company. The Board of Directors recommends a vote FOR the election of each of the existing director nominees proposed for reelection by the Company, as further described in the accompanying Proxy Statement.

      2. To vote on a stockholder proposal by dissident stockholder Jewelcor Management, Inc., and its indirect controlling stockholder, Mr. Seymour Holtzman, if properly presented, relating to the Company's Shareholder Rights Plan. The Board of Directors recommends a vote AGAINST this proposal.

      3. To transact such further business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on August 5, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on August 5, 1999 will be available for inspection by any stockholder of record at the Annual Meeting and, beginning on September 12, 1999, at One Post Office Square, Boston, Massachusetts 02109. The transfer books will not be closed.

      The Proxy Statement which follows contains more detailed information as to the matters described above. This Notice of Annual Meeting of Stockholders is first being mailed to stockholders on or about August 27, 1999.

      PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU HAVE RECEIVED A WHITE PROXY CARD FROM A DISSIDENT GROUP OF STOCKHOLDERS, WE URGE YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU.



                                      By order of the Board of Directors,


                                      SCOTT N. SEMEL
                                      Secretary


August 27,  1999





                               DESIGNS, INC.
                                66 B STREET
                        NEEDHAM, MASSACHUSETTS 02494
                               (781) 444-7222

                              PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS

                              OCTOBER 4, 1999


      This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of Designs, Inc. (the "Company" or "Designs") on or about August 27, 1999 in connection with the solicitation by the Board of Directors of Designs of proxies to be used at the Annual Meeting of Stockholders to be held on October 4, 1999, and at any and all adjournments or postponements thereof (the "Annual Meeting"). You are urged to sign and date the enclosed BLUE proxy card and return it in the enclosed prepaid envelope whether or not you plan to attend the Annual Meeting. Any stockholder may revoke such stockholder's proxy at any time before it has been exercised by attending the Annual Meeting and voting in person or by filing with the Secretary of the Company either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

      At the close of business on August 5, 1999, the record date for the Annual Meeting (the "Record Date"), the Company's outstanding voting securities consisted of 15,977,952 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters properly brought before the Annual Meeting. With respect to the election of directors, a stockholder may: (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee(s) with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the BLUE proxy card.

      Seymour Holtzman, a dissident stockholder of the Company, his wife Evelyn Holtzman, and certain entities controlled by them, including Jewelcor Management, Inc. (collectively, the "Holtzman Group"), have proposed their own slate of nominees for election to the Board of Directors in opposition to the Company's nominees. The Holtzman Group also has stated that it intends to present a proposal concerning a non-binding recommendation that the Company's Board of Directors terminate the Company's Shareholder Rights Plan (the "Holtzman Proposal"). The Board of Directors is soliciting votes FOR the Company's slate of nominees for election to the Board of Directors and AGAINST the Holtzman Proposal. Unless contrary instructions are indicated on the BLUE proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked) will be voted FOR the election of all of the Company's nominees for directors named in this Proxy Statement and AGAINST the Holtzman Proposal. If you specify a different choice on the proxy card, your shares will be voted as specified.

      A quorum is necessary to hold a valid meeting of stockholders. If stockholders holding at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or by proxy, a quorum will exist for purposes of transacting business at the Annual Meeting, other than a vote to adjourn (for which a quorum need not be present). Any stockholder who attends the Annual Meeting may not withhold such stockholder's shares from the quorum count by declaring such shares absent from the Annual Meeting. Abstentions and shares of Common Stock as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has not received voting instructions from the beneficial owner thereof and does not have discretionary authority with respect to a particular matter ("broker non-votes") will be counted as present for the purpose of establishing a quorum.

      The Company's By-Laws provide that directors shall be elected by a plurality of the votes of the shares of Common Stock properly cast. The affirmative vote of a majority of the votes properly cast at the Annual Meeting on the Holtzman Proposal will be required to approve the Holtzman Proposal. Abstentions and broker-non votes with respect to any proposal will not be counted as votes cast on such proposal. Proxies withholding authority with respect to the election of one or more director nominees will not be counted as votes cast for those individual nominees.

      YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

      WE URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY THE HOLTZMAN GROUP, EVEN AS A PROTEST VOTE AGAINST THE HOLTZMAN GROUP. If you previously voted on a Holtzman Group proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed BLUE proxy card. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

      IMPORTANT: If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a BLUE proxy card with respect to your shares. Please contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares of Common Stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to the Company's proxy solicitor, Innisfree, M&A Incorporated, at the address indicated below so that Innisfree can attempt to ensure that your instructions are followed.

      If you have any questions about executing your proxy or require assistance, please contact:


                         INNISFREE M&A INCORPORATED
                       501 Madison Avenue, 20th Floor
                          New York, New York 10022
                       Call Toll Free: (888) 750-5834

       Banks and Brokerage Firms please call collect: (212) 750-5833




                     PROPOSAL 1. ELECTION OF DIRECTORS

      The Board of Directors has determined, in accordance with the By-Laws of the Company, as amended (the "By-Laws"), that the Board of Directors to be elected at the Annual Meeting shall consist of five members. The Board of Directors has nominated five persons, each of whom currently serves as a member of the Board of Directors of the Company, for election to serve on the Board until the 2000 Annual Meeting of Stockholders or Special Meeting in lieu thereof. Although management expects all nominees to accept nomination and to serve if elected, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for a substitute if a nominee is unable to serve at the time of election.

      The nominees for directors are:

                                                                  DIRECTOR
      NAME                  AGE          POSITION                   SINCE
      ----                  ---          --------                 --------
      Joel H. Reichman.....  49    President, Chief Executive       1987
                                     Officer and Director
      James G. Groninger...  55    Director                         1987
      Bernard M. Manuel....  52    Director                         1990
      Melvin I. Shapiro....  85    Director                         1990
      Peter L. Thigpen.....  59    Director                         1994

      The Board of Directors recommends that you vote FOR the election of the five individuals named above as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following named persons were the only persons or entities believed by the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock as of August 11, 1999. The Company is informed that, except as indicated, all of them have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                          NUMBER OF SHARES    PERCENTAGE(1)
                                            BENEFICIALLY           OF
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED          COMMON STOCK
------------------------------------      ----------------    -------------
Grace & White, Inc.
  515 Madison Avenue
  New York, New York 10022 ............     2,057,100(2)          12.9%
Franklin Resources, Inc.
  777 Mariners Island Boulevard
  San Mateo, California 94403 .........     1,900,000(3)          11.9
Jewelcor Management, Inc.
  100 North Wilkes-Barre Boulevard
  Wilkes-Barre, PA 18702...............     1,570,200(4)           9.9
Stanley I. Berger
  100 Essex Road
  Chestnut Hill, Massachusetts 02467...     1,207,821(5)           7.6
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401.......       838,400(6)           5.3
------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of Common Stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable by October 10, 1999 (60 days after August 11, 1999), are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 15,980,952 shares of Common Stock outstanding on August 11, 1999, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information as to each person has been furnished by such person.
(2) The Company received an Amendment No. 1 to Schedule 13G dated February 8, 1999, stating that Grace & White, Inc. ("Grace & White") was the beneficial owner of the number of shares of Common Stock set forth opposite its name in the table above. The report indicates that at December 31, 1998 Grace & White had sole voting power with respect to 194,000 shares and that Grace & White may be deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, 2,057,100 shares over which it had sole dispositive power. The report indicates that the shares were acquired in the ordinary course of Grace & White's investment advisory business and not with the purpose of changing or influencing the control of the Company.
(3) The Company received a report on Schedule 13G/A dated May 8, 1999 and filed jointly by Franklin Resources, Inc. ("FRI"), Franklin Advisory Services, Inc. ("FASI"), Charles B. Johnson and Rupert H. Johnson, Jr. FASI is an investment adviser; FRI is the parent holding company of FASI; and Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding stock, and are the principal stockholders, of FRI. The report states that FASI had sole voting power and sole dispositive power over 1,900,000 shares as of that date. The report further states that the shares were beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment adviser subsidiaries of FRI. The report indicates that the shares were acquired in the ordinary course of business and not with the purpose of changing or influencing the control of the Company. The report describes the relationship among Franklin, FASI, Charles B. Johnson and Rupert H. Johnson, Jr., but it does not affirm the existence of a "group" as that term is used in Section 13(d)(3) of the Exchange Act; nevertheless, the Company believes that FRI, FASI, Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to constitute a group under Section 13(d)(3) of the Exchange Act and that such group may be deemed to be the beneficial owner of the shares described in this footnote.
(4) The Company has received reports on Schedule 13D, initially dated as of November 27, 1998 and amended through August 4, 1999 and filed jointly on behalf of Jewelcor Management, Inc. ("JMI"), Jewelcor, Inc., S.H. Holdings, Inc., Seymour Holtzman and Evelyn Holtzman. JMI is a wholly-owned subsidiary of Jewelcor, Inc. Jewelcor, Inc. is a wholly-owned subsidiary of S.H. Holdings, Inc. Seymour Holtzman and Evelyn Holtzman own, as tenants by the entirety, a controlling interest of S.H. Holdings, Inc. The last report filed before the date of this table, filed as of August 4, 1999, states that JMI had sole voting power and sole dispositive power over 1,570,200 shares as of that date. The report describes the relationship among JMI, Jewelcor, Inc., S.H. Holdings, Inc., Seymour Holtzman and Evelyn Holtzman, but it does not affirm the existence of a "group" as that term is used in
      Section 13(d)(3) of the Exchange Act; nevertheless, the Company believes that JMI, Jewelcor, Inc., S.H. Holdings, Inc., Seymour Holtzman and Evelyn Holtzman may be deemed to constitute a group under Section 13(d)(3) of the Exchange Act and that such group may be deemed to be the beneficial owner of the shares described in this footnote.
(5) Includes 241,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999. Mr. Berger filed a Schedule 13D with the SEC, dated as of December 29, 1998, stating that he had consented or would consent in his capacity as a stockholder to the proposals described in the Consent Solicitation Statement of JMI dated December 21, 1998. See "THE HOLTZMAN GROUP SOLICITATION -- Background" below. JMI's consent solicitation expired without any of its proposals being approved by the Company's stockholders.
(6) The Company received a report on Schedule 13G dated February 12, 1999 stating that Dimensional Fund Advisors Inc. ("DFAI") was reporting the beneficial ownership of an aggregate of 838,400 shares by four investment companies to which DFAI furnishes investment advice and certain other investment vehicles to which DFAI serves as an investment adviser. These investment companies and other investment vehicles are referred to as the "Portfolios" in the Schedule 13G filed by DFAI. The Schedule 13G states that all securities reported in the Schedule 13G are owned by advisory clients of DFAI, none of which, to DFAI's knowledge, owns more than five percent of the outstanding shares of Common Stock of the Company. The report on
      Schedule 13G indicates that at December 31, 1998 DFAI had sole voting power and with respect to all 838,400 shares reported and that DFAI may be deemed to beneficially own such shares within the meaning of Rule 13d-3 of the Exchange Act in that it had sole dispositive power over them. The report indicates that the shares were acquired in the ordinary course of business and not with the purpose of changing or influencing the control of the Company. The report describes the relationship among DFAI and its advisory clients but does not affirm the existence of a "group" as that term is used in Section 13(d)(3) of the Exchange Act. DFAI disclaims beneficial ownership of the shares; nevertheless, the Company believes that DFAI and its advisory clients may be deemed to constitute a group under Section 13(d)(3) of the Exchange Act and that such group may be deemed to be the beneficial owner of the shares described in this footnote.

SECURITY OWNERSHIP OF MANAGEMENT

      As of August 11, 1999, the following directors of the Company, the Named Executive Officers (as defined below) and the directors and Named Executive Officers as a group were the beneficial owners of the indicated amount of issued and outstanding shares of Common Stock. Except as indicated, all of them have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                           NUMBER OF SHARES
                                           OF COMMON STOCK     PERCENTAGE OF
                                            BENEFICIALLY       COMMON STOCK
NAME AND TITLE OF BENEFICIAL OWNER             OWNED           OUTSTANDING(1)
----------------------------------         ----------------    --------------
Stanley I. Berger
  Chairman of the Board and Director....     1,207,821(2)           7.6%
Joel H. Reichman
  President, Chief Executive
  Officer and Director..................       416,455(3)           2.6
Scott N. Semel
  Executive Vice President,
  General Counsel and Secretary........        310,537(4)           1.9
Carolyn R. Faulkner
  Vice President, Chief Financial
  Officer and Treasurer................         80,000(5)            *
James G. Groninger
  Director.............................         87,692(6)            *
Melvin I. Shapiro
  Director.............................         67,571(7)            *
Bernard M. Manuel
  Director.............................         96,889(8)            *
Peter L. Thigpen
  Director.............................         68,478(9)            *
All directors and executive
  officers as a group (8 persons)......      2,335,443(10)         14.6%
------------------
*     Less than 1.0%.
(1)   Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of Common Stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable by October 10, 1999 (60 days after August 11, 1999), are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 15,980,952 shares of Common Stock outstanding as of August
      11, 1999, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the
      Exchange Act. The information as to each person has been furnished by such person.
(2)   Includes 241,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999. Mr. Berger filed a Schedule 13D with the SEC, dated as of December 29, 1998, stating that he had consented or would consent in his capacity as a stockholder to the proposals described in the Consent Solicitation Statement of JMI dated December 21, 1998. See "THE HOLTZMAN GROUP SOLICITATION -- Background" below. JMI's consent solicitation expired without any of its proposals being approved by the Company's stockholders.
(3)   Includes 370,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999, as well as 280 shares owned by Mr. Reichman's wife and 427 shares owned by Mr. Reichman's children, as to which 707 shares Mr. Reichman disclaims beneficial ownership.
(4)   Includes 272,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999, as well as 450 shares owned by Mr. Semel's daughter, as to which he disclaims beneficial ownership.
(5) Includes 67,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999, as well as 12,000 shares beneficially owned by Mrs. Faulkner's husband, as to which she disclaims beneficial ownership.
(6) Includes 43,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999.
(7) Includes 43,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999 and 450 shares owned by Mr. Shapiro's wife as to which he disclaims beneficial ownership.
(8) Includes 43,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999.
(9) Includes 22,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999.
(10) Includes 1,104,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of August 11, 1999. See also Notes
      2 through 9 above for further details concerning such options.
--------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal year 1998 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal year 1998, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except for the late filing of a Form 5 by Mrs. Faulkner with respect to one transaction.


NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

      DIRECTORS

      Joel H. Reichman has been President and Chief Executive Officer of the Company since December 1994. Prior to that time, he served as the Company's President and Chief Operating Officer since January 1993. Mr. Reichman has been employed by the Company since 1976 and served as its Executive Vice President from 1985 until January 1993. Mr. Reichman has been a director of the Company since 1987. Mr. Reichman has worked in the retail clothing business for more than 25 years.

      James G. Groninger was elected a director of the Company in 1987. Mr. Groninger is the founder and president of The BaySouth Company, a financial advisory firm. Prior to becoming associated with The BaySouth Company, from 1988 through 1994, Mr. Groninger held various positions with PaineWebber Incorporated, an investment banking and brokerage firm, including the position of Managing Director. Mr. Groninger is a member of the Board of Directors of Cygne Designs, Inc., a private label designer and manufacturer of clothing for women, and NPS Pharmaceuticals, Inc., a research and development pharmaceutical company.

      Bernard M. Manuel was elected a director of the Company in 1990. Mr. Manuel is the Chairman of the Board and Chief Executive Officer of Cygne Designs, Inc., and Chairman of the Board and Chief Executive Officer of Amvent, Inc., an international financial consulting company. Mr. Manuel has been associated with these companies since prior to 1990.

      Melvin I. Shapiro was elected a director of the Company in 1990. Mr. Shapiro retired from the independent accounting firm of Tofias, Fleishman, Shapiro & Co., P.C. in April 1998. Until his retirement, Mr. Shapiro had been a partner in that firm for more than 25 years.

      Peter L. Thigpen was elected a director of the Company in March 1994. Mr. Thigpen is a partner and a founder of Executive Reserves, a consulting firm specializing in marketing strategy, quality processes and the development of strategic business plans. Prior to becoming associated with Executive Reserves, Mr. Thigpen held various positions with Levi Strauss & Co. ("Levi Strauss") covering a period of more than 23 years, including the position of Senior Vice President, U.S. Operations. Mr. Thigpen has been a lecturer at the Haas School of Business at the University of California, Berkeley since 1992. Mr. Thigpen is presently a member of the Board of Directors of Radica Games Limited, a developer, manufacturer and distributor of electronic handheld and table top games.

      All directors hold office until the next Annual Meeting of Stockholders or Special Meeting in lieu thereof. Executive officers, once elected, serve at the discretion of the Board of Directors.

      EXECUTIVE OFFICERS

      Scott N. Semel, 43, has been employed as General Counsel to the Company since 1986. Mr. Semel was elected Secretary and Vice President of the Company in March 1990, and Senior Vice President of the Company in March 1994. Mr. Semel was elected Executive Vice President of the Company in April 1996.

      Carolyn R. Faulkner, 37, joined the Company as its Controller in June 1993. In March 1994, Mrs. Faulkner was elected as a Vice President of the Company. In July 1996, Mrs. Faulkner was elected Chief Financial Officer. On January 20, 1998, Mrs. Faulkner was elected Treasurer of the Company. Prior to joining the Company, from 1985 through May 1993, Mrs. Faulkner held various positions with Coopers & Lybrand L.L.P., an independent accounting firm, including the position of Business Assurance Manager.

DIRECTOR COMPENSATION

      During the Company's fiscal year ended January 30, 1999 ("fiscal year 1998"), non-employee directors of the Company were, and during the fiscal year ending January 29, 2000 ("fiscal year 1999") such directors will continue to be, eligible to participate in the Company's 1992 Stock Incentive Plan, as amended (the "1992 Stock Incentive Plan"). The 1992 Stock Incentive Plan provides that each non-employee director of the Company who is elected by the stockholders to the Board initially will automatically be granted, upon such election, a stock option to purchase up to 10,000 shares of Common Stock at the then fair market value of Common Stock. Each non-employee director of the Company who is re-elected by the stockholders to the Board is granted, upon such re-election, a stock option to purchase up to 3,000 shares of Common Stock at the then fair market value of Common Stock. The 1992 Stock Incentive Plan further provides that each of such stock options becomes exercisable in three equal annual installments commencing twelve months following the date of grant and has a ten year term.

      During fiscal year 1998, non-employee directors of the Company were entitled to receive, in addition to reimbursement of expenses, fees for each meeting of the Board of Directors or committees of the Board in which they participated, as follows: $3,000 for each meeting of the Board of Directors; $3,000 for each Compensation Committee meeting; $1,500 for each Audit Committee meeting; $1,500 for each Corporate Governance Committee meeting; and $3,000 for each meeting of the Special Committee. The 1992 Stock Incentive Plan also provides that non-employee directors of the Company may elect to receive all or a portion of their directors' fees, on a current or deferred basis, in shares of Common Stock that are free of any restrictions under the 1992 Stock Incentive Plan ("Unrestricted Stock"). Non-employee directors who are members of the Audit Committee received cash payments as their full compensation for two Audit Committee meetings in fiscal year 1998 that occurred before April 13, 1998. On April 13, 1998 the Board of Directors amended the 1992 Stock Incentive Plan expressly to provide the Compensation Committee of the Board of Directors (the "Compensation Committee") with the authority to waive the requirement that such an irrevocable agreement be delivered prior to the beginning of the calendar year in which a non-employee director wishes to receive shares of Unrestricted Stock in lieu of directors' fees otherwise due. On April 13, 1998 the Compensation Committee waived, with respect to calendar year 1998, compliance with the requirement that such irrevocable agreements be delivered prior to the beginning of the calendar year. This waiver was applicable to meetings of the Board of Directors and its committees held on April 13, 1998 and thereafter through the end of calendar year 1998. All non-employee directors elected to receive one-half of their directors' fees (excluding reimbursement of expenses) in shares of Unrestricted Stock for meetings of the Board of Directors and its committees in which they participated in fiscal year 1998, beginning with the meetings held on April 13, 1998.


                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Chief Executive Officer of the Company during fiscal year 1998 and the other two executive officers of the Company as of January 30, 1999 (collectively, the "Named Executive Officers"), for fiscal year 1998 and the fiscal years ended January 31, 1998 ("fiscal year 1997") and February 1, 1997 ("fiscal year 1996").


                                                                  LONG-TERM
                                              ANNUAL            COMPENSATION
                                           COMPENSATION(1)         AWARDS
                                         -------------------    ------------
                                                                 SECURITIES
          NAME AND             FISCAL                            UNDERLYING        ALL OTHER
    PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(2)
    ------------------         ------    ---------   --------    ----------    ------------------
Joel H. Reichman ............   1998     $375,000      $0                0           $3,671
  President and Chief           1997      375,000       0          270,000            3,621
  Executive Officer             1996      375,000       0           40,000            2,451

Scott N. Semel ..............   1998     $290,000      $0                0           $3,610
  Executive Vice President,     1997      290,000       0          150,000            3,566
  General Counsel and           1996      290,000       0           40,000            3,472
  Secretary(3)

Carolyn R. Faulkner .........   1998     $210,000      $0                0           $3,497
  Vice President, Chief         1997      210,000       0           80,000            3,453
  Financial Officer             1996      158,808       0           20,000            2,412
  and Treasurer(4)

----------------------
(1) Other than as described in this table or the footnotes to this table, the Company did not pay any Named Executive Officer any compensation, including incidental personal benefits, in excess of 10% of such Named Executive Officer's base salary.
(2) The amounts disclosed in this column covering fiscal year 1998 represent: (i) payments by the Company of insurance premiums for term life insurance for the benefit of the executive officers (Mr. Reichman, $471; Mr. Semel, $410; and Mrs.
      Faulkner, $297); and (ii) matching contributions equal to $3,200 that were made by the Company for the benefit of each of the Named Executive Officers to the Company's retirement plan (the "401(k) Plan") established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").
(3) Mr. Semel was elected Executive Vice President of the Company on April 17, 1996.
(4) Mrs. Faulkner was elected Chief Financial Officer of the Company on July 16, 1996 and was elected Treasurer of the Company on January 20, 1998.


OPTIONS/SAR GRANTS

      The Company did not grant any stock options during fiscal year 1998 to any of the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following Fiscal Year-End Option Table sets forth certain information regarding stock options held as of January 30, 1999 by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during fiscal year 1998:


                                  COMMON STOCK
                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                OPTIONS HELD AT           IN-THE-MONEY OPTIONS HELD
                               FISCAL YEAR-END(1)          AT FISCAL YEAR-END($)(2)
                             ----------------------       -------------------------
NAME                      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                      -----------   -------------    -----------   -------------
Joel H. Reichman            303,166        229,334           $0             $0
Scott N. Semel              229,166        133,334            0              0
Carolyn R. Faulkner         42,333         73,667             0              0

--------------
(1) Includes 270,000, 150,000 and 80,000 options for Mr. Reichman, Mr. Semel and Mrs. Faulkner, respectively, which are subject to forfeiture if the per share price of Common Stock does not close at or above $12.00 for at least five trading days ending on or prior to April 28, 2002.
(2) "Value" means the difference between the option exercise price and the market value, as of the fiscal year-end, of the shares of Common Stock acquired upon exercise. Based on the last sale price of Common Stock ($2.81 per share) on Friday, January 29, 1999, as reported by The Nasdaq Stock Market, less the applicable option exercise price, no option held by a Named Executive Officer was "in the money" as of the end of fiscal year 1998.


EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements, effective as of October 16, 1995, with each of Joel H. Reichman and Scott N. Semel for three-year terms ending October 15, 1998, and an employment agreement, effective as of May 9, 1997, with Carolyn R. Faulkner for a three-year term ending May 8, 2000. Each of these employment agreements (collectively, the "Employment Agreements") provides for automatic renewal for successive one-year terms unless either party notifies the other to the contrary at least 90 days prior to expiration of the then current term. Each of Mr. Reichman's and Mr. Semel's employment agreements renewed pursuant to this automatic renewal provision as of October 15, 1998 and will renew again pursuant to such provision on October 15, 1999.

      The Employment Agreements require each executive officer to devote substantially all of the executive officer's time and attention to the business of the Company as necessary to fulfill his or her duties. Pursuant to the Employment Agreements, Messrs. Reichman and Semel and Mrs. Faulkner were initially entitled to be paid base salary at an annual rate of $375,000, $255,000 and $210,000, respectively. The Employment Agreements provide that the executive officers' annual rate of base salary for the remaining years of employment may be increased by the Compensation Committee in its sole discretion. The Employment Agreements further provide that, effective as of the first day of each fiscal year of the Company, each executive officer's annual rate of base salary will be increased by at least the percentage increase in the cost of living in Boston, Massachusetts. Each of Messrs. Reichman and Semel and Mrs. Faulkner waived their right to receive this increase for fiscal 1998. The Employment Agreements also provide for the payment of bonuses in such amounts as may be determined by the Compensation Committee. While an executive officer is employed by the Company, the Company provides the executive officer with a full-size automobile for the executive officer's personal use and for use in performance of his or her employment duties and obligations, including maintenance of and fuel for such automobile. Each executive officer is entitled to vacations and to participate in and receive any other benefits customarily provided by the Company to its senior executives (including any bonus, retirement, short and long-term disability insurance, major medical insurance and group life insurance plans in accordance with the terms of such plans), including stock option plans, all as determined from time to time by the Compensation Committee.

      The Employment Agreements provide that in the event the executive officer's employment is terminated by the Company at any time for any reason other than "justifiable cause" (as defined in the Employment Agreements), disability or death, or in the event that the Company shall fail to renew the Employment Agreement at any time within two years following the date of a "Change in Control of the Company," the Company is required, upon such termination or failure to renew, immediately to pay to the executive officer, in a lump sum, a severance payment equal to the greater of (i) one-twelfth of the executive officer's then annual base salary multiplied by the number of months remaining in the term of the Employment Agreement or (ii) a sum equal to his or her annual base salary then in effect multiplied by two. In addition, in the event the executive officer's employment is terminated under such circumstances, the executive officer is also entitled to continue to participate, at the Company's expense, in the Company's health insurance and disability insurance programs to the extent permitted by such programs for a period of two years. The Employment Agreements also provide that in the event the Company elects not to renew the Employment Agreement (other than within two years following a Change of Control of the Company), the Company will pay the executive officer a sum equal to the greater of (i) one year's annual base salary or (ii) two months' base salary plus one-sixth of the executive officer's bonus, if any, relating to the most recently completed fiscal year, for each year the executive officer has been employed by the Company. If an executive officer dies while he or she is on Company business, then the Company is required to pay such executive officer's estate one-half of his or her then annual base salary.

      Each Employment Agreement contains confidentiality provisions pursuant to which each executive officer agrees not to disclose confidential information regarding the Company. Each Employment Agreement also contains covenants pursuant to which each executive officer agrees during the term of his or her employment and for a one-year period following the termination of his or her employment, not to have any connection with any business which competes with the business of the Company. Each Employment Agreement provides that in the event of termination of employment (unless such termination is because the Company fails to renew the Employment Agreement or the Company terminates the executive officer's employment within two years following a Change in Control of the Company), the executive officer will be available on a part-time basis to advise and consult with the Company, with respect to the affairs of the Company, for up to one year following termination of employment. In the event the Company elects not to renew an executive officer's Employment Agreement, or terminates the executive officer's employment within two years following a Change in Control of the Company, or fails to make the required severance payments described above, then the non-competition covenants contained in such executive officer's Employment Agreement will automatically terminate.

      Under the Employment Agreements, the executive officer may terminate his or her employment at any time upon 30 days' prior notice. Upon the executive officer's termination of employment or election not to renew his or her Employment Agreement, the non-competition covenants contained in such executive officer's Employment Agreement will terminate unless the Company pays the executive officer the severance payments described above. In such event, the executive officer will be entitled to receive such portion of his or her annual base salary and bonus, if any, as had been accrued to date.

      For purposes of the Employment Agreements, a "Change in Control of the Company" is deemed to occur if: (i) there is consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      The Employment Agreements also provide that if, in connection with a change of ownership or control of the Company or a change in ownership of a substantial portion of the assets of the Company (all within the meaning of Section 280G(b)(2) of the Internal Revenue Code), an excise tax is payable by the executive officer under Section 4999 of the Internal Revenue Code, then the Company will pay to the executive officer additional compensation which will be sufficient to enable the executive officer to pay such excise tax as well as the income tax and excise tax on such additional compensation, such that, after the payment of income and excise taxes, the executive officer is in the same economic position in which he would have been if the provisions of Section 4999 of the Internal Revenue Code had not been applicable.

      In May 1999, the Company established a trust (the "Trust") for the purpose of securing already existing obligations of the Company to Messrs. Reichman and Semel and Mrs. Faulkner (the "Trust Executives") under the Employment Agreements, the "Indemnification Agreements" (as defined below under "Additional Information Concerning Executive Compensation-Limitation of Liability; Indemnification") and the Company's By-Laws. The Company deposited $2.3 million in the Trust for these obligations. The funds will be held in the Trust to pay the amounts due under the Employment Agreements to the Trust Executives in the event of a Change in Control of the Company and also to pay any amounts due to the Trust Executives pursuant to the Indemnification Agreements or the Company's By-Laws.

      The Trust may be revoked by the Company, and the funds withdrawn, after (i) November 11, 1999, if no Change in Control of the Company has occurred or (ii) a period of twenty-eight months following a Change in Control of the Company. On July 7, 1999, the Board of Directors of the Company adopted resolutions providing that the Trust will automatically be revoked, and the funds withdrawn, on November 12, 1999 if no Change in Control of the Company has occurred before such date. In addition, the \Trust may terminate on the date on which the Trust Executives and their beneficiaries are no longer entitled to benefits under the terms of the Employment Agreements, the Indemnification Agreements or the Company's By-Laws, unless sooner revoked by the Company as described above. The Trust may not be amended by the Company in any manner adverse to the Trust Executives and their beneficiaries following a Change in Control of the Company.

      The Trust Executives have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Employment Agreements, the Indemnification Agreements or the Company's By-Laws and the Trust are unsecured contractual rights of the Trust Executives against the Company. Any assets of the Trust are subject to the claims of the Company's creditors in the event the Company becomes insolvent or in certain circumstances if the Lenders (as defined herein) accelerate time for payment under the Amended and Restated Loan and Security Agreement dated as of June 4, 1998, by and among the Company and BankBoston Retail Finance Inc. and Norwest Business Credit Inc. now known as Wells Fargo Business Credit Inc. (collectively, the "Lenders").

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      James G. Groninger, Bernard M. Manuel and Peter L. Thigpen served on the Compensation Committee during all of fiscal year 1998. Persons serving on the Compensation Committee had no relationships with the Company in fiscal year 1998 other than their relationship to the Company as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to the Company as beneficial owners of shares of Common Stock and options exercisable for shares of Common Stock. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION

      401(K) PLAN

      On January 27, 1993, the Board of Directors adopted the 401(k) Plan. All eligible employees of the Company are entitled to participate in the 401(k) Plan. The 401(k) Plan permits each participant to defer up to fifteen percent of such participant's annual salary up to a maximum annual amount ($9,500 in calendar year 1997 and $10,000 in calendar year 1998). The Board of Directors of the Company may determine, from fiscal year to fiscal year, whether and to what extent the Company will contribute to the 401(k) Plan by matching contributions made to the Plan by eligible employees. During fiscal year 1998, the matching contribution by the Company continued to be 50% of contributions by eligible employees up to a maximum of six percent of salary.

      SENIOR EXECUTIVE INCENTIVE PLAN

      The Company's Senior Executive Incentive Plan (the "SEIP") was initially adopted by the Board of Directors of the Company during fiscal year 1996. The SEIP is an incentive compensation plan under which executive officers of the Company may be eligible to receive annual cash bonus payments. The Compensation Committee determined that none of the Named Executive Officers were eligible to participate, and did not designate any Named Executive Officers as participants in the SEIP for fiscal 1998.

      KEY MAN INSURANCE

      The Company has obtained a key man life insurance policy in the amount of $2,000,000 on the life of Mr. Reichman. The Company pays the premium for such policy and is the sole beneficiary thereof.

      LIMITATION OF LIABILITY; INDEMNIFICATION

      The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law. The Delaware General Corporation Law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that directors remain liable for (i) any breach of the directors' duty of loyalty to a company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the directors derived an improper personal benefit. The effect of this provision of the Certificate of Incorporation is that directors cannot be held liable for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in the preceding sentence. The provision does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

      The Certificate of Incorporation and the By-Laws further provide for indemnification of the Company's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

      On December 10, 1998, the Company's Board of Directors authorized the Company to enter into indemnification arrangements (the "Indemnification Agreements") with each of the Company's directors and executive officers (collectively, the "Indemnitees"). The Indemnification Agreements provide for the indemnification of, and advancing of expenses incurred by, each Indemnitee, by reason of any event or occurrence (an "Indemnificable Event") related to the fact that such Indemnitee is or was a director or officer of the Company. Such expenses include attorneys' fees and all other costs or obligations paid or incurred in connection with investigating, defending or being a witness in or preparing to defend, be a witness in or participate in, any claim relating to an Indemnificable Event.


                       COMPENSATION COMMITTEE REPORT

      Decisions concerning the compensation of the Company's executive officers generally are made by the three-member Compensation Committee. Each member of the Compensation Committee is a non-employee director of the Company. This Report summarizes the Company's executive officer compensation practices and policies for fiscal year 1998.

      COMPENSATION POLICIES

      The Company's compensation policies are designed to link executive officer compensation to the annual and long-term performance of the Company and to provide industry-competitive compensation for such officers. The compensation mix reflects a balance of annual cash payments, consisting of annual base salary payments and annual incentive bonus payments, and long-term stock-based incentives in the form of stock options. Annual incentive cash bonuses may be earned by eligible executive officers under the SEIP adopted in fiscal year 1996 based upon the achievement of measurable corporate performance goals established prior to or in the first quarter of each fiscal year. However, emphasis in incentive compensation is placed on the more strategic stock-based plans which more closely align the interests of the executive officers with those of the stockholders of the Company and which provide incentives to attract individuals and to motivate and retain executive officers over the long-term.

      The Company's executive officer compensation consists of two key components: (1) an annual component, consisting of base salary and bonus, if any, and (2) a long-term component consisting of the grant of stock options. The policies with respect to each of these elements, as well as the bases for determining the compensation of the Company's Chief Executive Officer, Joel H. Reichman, are described below.

      (1)   ANNUAL COMPONENT: BASE SALARY AND ANNUAL BONUS

      Base Salary: The Employment Agreements described above specify initial base salaries and annual cost of living increases for the three executive officers who had such agreements in fiscal year 1998 and permit increases in such base salaries by the Compensation Committee. The Compensation Committee reviews all base salaries for executive officers and establishes them by reviewing the performance of each executive officer, evaluating the responsibilities of each executive officer's position and comparing the executive officers' salaries with salaries of executive officers of other companies in the retail apparel industry (the "Industry"). The Compensation Committee defines the Industry as public companies in the retail apparel business with similar sales and market capitalization. Annual base salary adjustments are influenced by the Company's performance in the previous fiscal year and the individual's contribution to that performance, the individual's performance, promotions of the individual that may have occurred during the fiscal year, and any increases in the individual's level of responsibility (which is measured by various factors including, but not limited to, the number of departments and employees for which the executive officer is responsible). Each of the three executive officers have declined to accept cost of living increases set forth in their Employment Agreements: Mr. Reichman has declined for the past three fiscal years, Mr. Semel has declined for the past two fiscal years and Mrs. Faulkner declined for fiscal year 1998.

      Annual Bonus: The concept underlying the SEIP is to link compensation to the performance of the Company based on measurable corporate performance criteria. Generally, an executive officer's eligibility is determined based upon an assessment of such officer's performance during the previous fiscal year as well as other factors which members of the Compensation Committee may take into account. The Compensation Committee determined that none of the Named Executive Officers would be eligible to participate in the SEIP for fiscal year 1998.

      (2)   LONG-TERM COMPONENT: STOCK OPTIONS

      To align executive officers' interests more closely with the interests of the stockholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of Common Stock. The amount of such awards is determined one or more times in each fiscal year by the Compensation Committee. Stock options normally are granted to executive officers in amounts based largely upon the size of stock-based awards of other companies in the Industry for comparable positions as well as the availability of shares of Common Stock under the 1992 Stock Incentive Plan. The Compensation Committee may take into account other factors in determining the size of stock option grants, including, but not limited to, the need to attract and retain individuals the Compensation Committee perceives to be valuable to the Company.

      In light of the Company's performance in fiscal year 1998, the Compensation Committee did not award stock options to the Company's executive officers in fiscal year 1998.

      In addition to the foregoing, the Company's executive officers receive benefits under certain group health, long-term disability and life insurance plans which are generally available to the Company's eligible employees. After one year of service with the Company, the executive officers are eligible to participate in the 401(k) Plan. Benefits under these plans are not tied to corporate performance.

      The Commission requires that this Report comment upon the Compensation Committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits the Company's tax deduction with regard to compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate rewards for their performance.

      CHIEF EXECUTIVE OFFICER COMPENSATION

      Mr. Reichman served as the Company's President and Chief Executive Officer during all of fiscal year 1998. The following discussion sets forth the bases for Mr. Reichman's compensation during fiscal year 1998 and the relationship between his compensation and the performance of the Company.

      Annual Base Salary: Mr. Reichman's base salary was initially fixed in October 1995 by his employment agreement at $375,000 per year. Mr. Reichman earned the same base salary for fiscal year 1998. Mr. Reichman's salary is subject to increase by the Compensation Committee. The Compensation Committee authorized a $25,000 salary increase for fiscal year 1996. Mr. Reichman declined to accept the salary increase. Pursuant to the terms of his employment agreement, as of the first day of each fiscal year Mr. Reichman's salary is to be increased by at least the percentage increase in the cost of living in Boston, Massachusetts. The Compensation Committee reviewed the Company's performance during fiscal year 1998 and the contributions of Mr. Reichman to that performance, as well as Mr. Reichman's anticipated responsibilities in fiscal year 1999. Given the Company's continued losses, the Compensation Committee did not authorize an increase in Mr. Reichman's base salary for fiscal year 1998. Mr. Reichman has declined to accept a cost of living increase set forth in his Employment Agreement for the last three fiscal years.

      Annual Bonus: As stated above, the Compensation Committee determined that none of the Named Executive Officers would be eligible to participate in the SEIP for fiscal year 1998.

      Stock Options: Mr. Reichman was not awarded any stock options during fiscal year 1998.

      In fiscal year 1998, Mr. Reichman continued to lead the Company's return to its core competency as a single-branded outlet operator by increasing the number of stores devoted exclusively to selling Levi Strauss brand apparel and accessories to 95 by the end of the year. In furtherance of the Company's focus on its outlet business, the Company purchased 25 Levi's(R) and Dockers(R) outlets from a subsidiary of Levi Strauss in September 1998. The Company also dissolved and wound up its joint venture with a subsidiary of Levi Strauss in fiscal 1998, and assumed full ownership of the joint venture's eleven Levi's(R) Outlets stores in October 1998. In connection with these transactions, the Company renegotiated its key trademark license with Levi Strauss, among other things, to permit the Company to substitute new stores for underperforming outlet stores, to extend the term of the license generally and to extend it for additional periods as to outlet stores that the Company remodels. During fiscal year 1998, the Company also closed additional unprofitable mall-based specialty stores and planned and implemented significant overhead reductions. The Committee believes that Mr. Reichman's successful completion of these important steps in the Company's strategic transition will contribute significantly to the Company's efforts to regain profitability.

      Throughout fiscal year 1998, the Company continued to face the challenges imposed by the difficult market for Levi Strauss brand apparel. The Company's operating performance, like that of other apparel retailers that are heavily dependent on sales of Levi's(R) brand merchandise, continued to be affected by reduced consumer demand in the United States for Levi's(R) brand products. Mr. Reichman directed the Company's response to these market conditions, with primary responsibility for store operations, store construction and design and real estate, as well as merchandising and marketing. The Company's operating performance and the performance of its Common Stock during the fiscal year were disappointing. The Committee believes that, although the Company did not become profitable in fiscal year 1998, performance improved in that the Company's losses decreased from those incurred in fiscal year 1997.

      The Compensation Committee is satisfied that Mr. Reichman's contributions to the Company in fiscal year 1998, particularly the steps he has taken to return the Company to profitability in fiscal year 1999, warrant his compensation for fiscal year 1998.


                                    THE COMPENSATION COMMITTEE
                                    James G. Groninger
                                    Bernard M. Manuel
                                    Peter L. Thigpen





                             PERFORMANCE GRAPH

      The following Performance Graph compares the Company's cumulative stockholder return with that of a broad market index (Standard & Poor's Industrials Index), one published industry index (Standard & Poor's Retail (Specialty-Apparel) Index) and a selected peer group for each of the most recent five years ended January 31. The peer group consists of Big Dog Holdings, Inc.; Philip Van Heusen Corporation; the Cato Corporation; Charming Shoppes, Inc.; Filene's Basement Corp.; and Catherine's Stores Corporation. The cumulative stockholder return for shares of Common Stock and for each of the indices and the peer group is calculated assuming that $100 was invested on January 31, 1994. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect January 31 of each year and do not reflect fluctuations between those dates.


                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN


                                  [GRAPH]


                                                      S&P RETAIL
                                            S&P       (SPECIALTY-
 MEASUREMENT PERIOD                     INDUSTRIALS     APPAREL)
(FISCAL YEAR COVERED)   DESIGNS, INC.      INDEX         INDEX      PEER GROUP
---------------------   -------------   -----------   -----------   ----------
      1994                 100.00         100.00         100.00       100.00
      1995                  58.0          102.00          80.00        50.00
      1996                  45.0          140.00          95.00        30.00
      1997                  47.0          176.00         121.00        40.00
      1998                  17.0          223.00         219.00        42.00
      1999                  22.00         306.00         372.00        32.00

      The graph and other data used above were prepared by Standard & Poor's Compustat Services, a division of The McGraw-Hill Companies.


                      THE HOLTZMAN GROUP SOLICITATION

      The Holtzman Group has nominated five individuals for election to the Board of Directors in opposition to the Company's nominees and has also stated that it intends to present the Holtzman Proposal. On August 18, 1999, the Holtzman Group filed a revised preliminary proxy statement with the SEC for the purpose of soliciting proxies in favor of its nominees for the Board of Directors and the Holtzman Proposal.

      THE COMPANY BELIEVES THAT THE ELECTION OF THE HOLTZMAN GROUP'S SLATE OF NOMINEES AND THE APPROVAL OF THE HOLTZMAN PROPOSAL WOULD BE HARMFUL TO THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE ON THE ENCLOSED BLUE PROXY CARD IN FAVOR OF THE SLATE OF DIRECTORS NOMINATED BY THE BOARD (SEE PAGE 2) AND AGAINST THE HOLTZMAN PROPOSAL. THE COMPANY ALSO URGES STOCKHOLDERS NOT TO VOTE ON ANY PROXY CARD THAT MAY BE FURNISHED BY THE HOLTZMAN GROUP.

      BACKGROUND. On December 7, 1998, the Holtzman Group filed a preliminary Consent Solicitation Statement with the Securities and Exchange Commission for the purpose of seeking stockholder consents to remove, without cause, five of the six members of the Company's Board of Directors and replace them with its own nominees and to approve certain other proposals with respect to the Company's By-Laws. The Holtzman Group's consent solicitation expired on February 11, 1999 without any of its proposals being approved by the Company's stockholders. Although the Holtzman Group has publicly stated that stockholders representing 42.8% of the total outstanding shares of Common Stock supported its proposals, the Company believes that the actual percentage of shareholders supporting the Holtzman Group's proposals was lower based on the number of consent revocations received by the Company's proxy solicitor. No official results for the consent solicitation are available because the Holtzman Group never submitted its written consents to the Company so as to enable the Company to make a final and accurate count.

      In December 1998, the Board of Directors of Designs determined to maximize stockholder value in the short term through a sale of the Company. At that time, the Board established a Special Committee consisting solely of independent outside Directors to direct the sale process. To assist in this process, the Board authorized the engagement of Shields & Company, Inc. as financial advisor.

      In early 1999 the Special Committee, acting through Shields & Company, contacted 72 third parties which Shields & Company and the Special Committee believed might be interested in purchasing the Company. Of these 72 third parties, 17 expressed interest and thereafter received a detailed memorandum describing the Company and its business. Potential buyers who indicated that they wished to proceed further, including Mr. Holtzman, received additional financial information concerning the Company. In addition, the Company established a data room that was available to potential buyers, including Mr. Holtzman. A draft definitive acquisition agreement was distributed on April 1, 1999 to interested parties, who were requested to submit a mark-up of the agreement along with their bids on or before April 15, 1999.

      On April 28, 1999, Mr. Holtzman submitted a conditional proposal to explore the purchase of Designs for $3.65 per share. The proposal indicated that the purchase would be funded with approximately $20 million of equity and $40 million of debt. In his proposal letter, Mr. Holtzman indicated that he was "highly confident that the debt financing required for the transaction is available." Mr. Holtzman's proposal was subject to several conditions:

      (1)   "completion of a satisfactory inventory appraisal";
      (2)   "satisfactory resolution of the $5 million tax assessment by the Internal Revenue Service for the year ending 1992";
      (3)   the prior written consent of Levi Strauss to the assignment, sublicense or transfer of Designs' rights and obligations under the Amended and Restated Trademark License Agreement dated as of October 31, 1998, with Levi Strauss (the "License Agreement") to JMI or its affiliates;
      (4)   obtaining debt and equity financing; and
      (5) an amendment to Designs' Shareholder Rights Agreement to provide that "it is not applicable to the proposed transaction."

      In a May 5, 1999 letter responding to Mr. Holtzman, the Special Committee advised Mr. Holtzman of its decision to pursue his proposal and its willingness to negotiate a definitive acquisition agreement, but indicated that the first three conditions to Mr. Holtzman's proposal described above should be resolved prior to entering into a definitive agreement. The Special Committee indicated that it had directed management and its legal and financial advisors to cooperate with JMI in satisfying these conditions expeditiously. The Special Committee also said it would recommend to the Designs Board of Directors that the Designs Shareholder Rights Agreement be amended so as to be inapplicable to the proposed transaction.

      In its response, the Special Committee also urged Mr. Holtzman to submit a mark-up of the draft definitive agreement that had been previously sent to him. In addition, it stated that before entering into a definitive agreement with Mr. Holtzman, the Special Committee would need access to his proposed funding sources "to assess the viability of the proposed financing arrangement."

      On June 24, 1999, Mr. Holtzman withdrew his proposal, alleging that the Special Committee was not committed to the sale of the Company and was impeding the due diligence process. The Special Committee has categorically denied those allegations, and believes that Holtzman's assertions are nothing more than an attempt to distract attention from the fact that he was unable or unwilling to satisfy major contingencies to his proposal. Mr. Holtzman failed to obtain the required consent from Levi Strauss & Co. under its license agreement with the Company. In fact, in the Special Committee's view, Mr. Holtzman did not even make a good faith attempt to seek the Levi Strauss & Co. consent. In connection with its consideration of whether or not to consent to the proposed change in ownership of Designs, Levi Strauss & Co. requested certain information from Mr. Holtzman, and Mr. Holtzman never supplied Levi Strauss & Co. with the requested information. Mr. Holtzman never responded to the Special Committee's request, made on May 5, 1999 and repeated several times thereafter, that Mr. Holtzman provide comments on the draft acquisition agreement that the Special Committee delivered to Mr. Holtzman on April 1st. Further, despite Holtzman's assertion that he was "highly confident" that debt financing for his proposal would be available, he failed to provide any evidence to the Special Committee that he was able to secure commitments for such financing.

      Following the withdrawal by Holtzman of his acquisition proposal, the Special Committee recommended to the Designs Board of Directors that its Shareholder Rights Agreement be amended to permit Mr. Holtzman to speak with the five largest shareholders of Designs for the purpose of ascertaining their interest in participating with Mr. Holtzman in the acquisition of Designs. The Special Committee also recommended that the amendment become effective upon Mr. Holtzman's satisfaction of the following three conditions: (1) that he formally request the consent of Levi Strauss & Co. for his proposed acquisition of control of Designs and provide Levi Strauss & Co. with all the information that Levi Strauss & Co. had requested; (2) that he set forth in writing any material information concerning Designs that he believes he has not already received; and (3) that he provide a mark-up of the draft acquisition agreement, which the Special Committee had been requesting since April. The Special Committee also recommended to the Designs Board of Directors that the Designs Shareholder Rights Agreement be amended to exempt from the Agreement any acquisition of Common Stock made on or before November 7, 1999 pursuant to an all-cash tender offer for any and all outstanding shares at a price of not less than $3.65 per share where the purchaser has irrevocably committed to effect a second-step cash-out merger for the same per share cash consideration paid in the tender offer (any such offer, a "qualifying offer").

      On July 6, 1999, the Special Committee sent a letter to Designs stockholders describing the foregoing events and stating in the letter that if within a reasonable period of time Mr. Holtzman could obtain the consent of Levi Strauss & Co. and firm up his financing, the Special Committee would recommend to the Board of Directors that Designs enter into a definitive acquisition agreement with Mr. Holtzman at $3.65 per share in cash. On July 7, 1999, the Board of Directors approved all of the amendments to the Shareholder Rights Agreement proposed by the Special Committee.

      DESPITE THE EFFORTS OF THE SPECIAL COMMITTEE TO FACILITATE A SALE OF DESIGNS TO MR. HOLTZMAN, HE EITHER COULD NOT OR WOULD NOT DELIVER ON HIS PROPOSAL TO ACQUIRE DESIGNS AT $3.65 PER SHARE.

      ELECTION OF DIRECTORS. For the reasons discussed below, the Company believes that it is not in the best interests of Designs stockholders to elect the Holtzman Group nominees to the Board.

      According to the Holtzman Group's own proxy materials, if the Holtzman Group nominees are elected they intend to cause Designs to implement a repurchase program for five million shares and to eliminate many of the Company's anti-takeover protections, including the Shareholder Rights Agreement. Implementation of the repurchase program alone would increase Mr. Holtzman's ownership percentage to 14.3% as a result of a reduction in the number of outstanding shares caused by the repurchase program. If the Holtzman Group nominees are elected and both the repurchase program and the elimination of the Shareholder Rights Agreement are implemented, Holtzman, or any other third party for that matter, would be free to make additional purchases of Designs stock without limit and thereby would be free to acquire effective control of Designs without paying a premium to all stockholders. Furthermore, Holtzman would be free to act in concert with other third parties with a view towards acquiring control of the Company. Mr. Holtzman long ago publicly stated in his
Schedule 13D that the Holtzman Group may in the future take any one or more of a number of certain actions with respect to the Company's common stock, including the purchase of additional shares of common stock in the open market, through privately negotiated transactions with third parties or otherwise. Accordingly, the Company believes that, in the event the Holtzman Group's nominees are elected, there is a substantial risk that the Holtzman Group, either alone or acting together with others, would be free to acquire a sufficient number of shares of common stock to acquire a controlling interest in the Company at an average cost materially below the $3.65 per share previously offered by Mr. Holtzman. The Company strongly believes that the risk of such a classic "creeping acquisition" strategy is not in the best interests of the stockholders of Designs.

      Holtzman also states that if his nominees are elected, they will seek to enhance shareholder value through a sale of Designs. In the Board's view, this is an empty promise. Designs, through its financial advisor, contacted 72 potential buyers. Moreover, the fact that Designs was for sale was publicly disclosed. Nonetheless, no credible offer to acquire Designs emerged despite an intensive effort to seek a buyer. The Company believes that Holtzman's purported plan is utterly without credibility and that his real agenda is to acquire effective control of Designs "on the cheap" through a creeping acquisition.

      The Company also believes that its relationship with Levi Strauss & Co. is the most significant asset of the Company. The License Agreement prohibits any assignment or transfer by the Company of any of its rights or obligations under the License Agreement, including in connection with "a direct or indirect transfer of control" of the Company, without the prior approval of Levi Strauss & Co. Accordingly, in connection with any transaction involving such a transfer of control, the Company would be required to obtain the prior consent of Levi Strauss & Co. in order to avoid a breach of the terms of the License Agreement. The Holtzman Group asserts that the proposed election of JMI Nominees is not a "transfer of control" under the License Agreement with Levi Strauss & Co. In a letter to the Company and Jewelcor Management, Inc. dated July 29, 1999, Levi Strauss & Co. takes the position that the proposed displacement of the Designs board in its entirety, and a sale of Designs to a third party, are triggering events under the prohibition against transfers without the consent of Levi Strauss & Co. Additionally, the letter states that Levi Strauss & Co. will not waive its rights under the License Agreement and presently intends to exercise them fully. The Company currently takes no position on Levi Strauss & Co.'s interpretation of the License Agreement. In light of the letter and Holtzman's previous conduct in connection with the matter of obtaining consent from Levi Strauss & Co., and in particular his failure to provide information that was specifically requested by Levi Strauss & Co., Designs believes there is a material risk that Levi Strauss & Co. would not give its consent to any transaction constituting "a direct or indirect transfer of control" to Holtzman. In the Company's view, the key point here is not the interpretation of rights under the Levi Strauss & Co. contract. Given the importance of the Levi Strauss & Co. relationship to Designs, the Company believes that any erosion of that relationship also erodes the value of the Company and is not in the stockholders' best interests.

      THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT ELECTION OF THE HOLTZMAN NOMINEES IS NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES STOCKHOLDERS TO REJECT HIS SOLICITATION. YOUR BOARD OF DIRECTORS THEREFORE REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD, WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE WHITE PROXY CARD SOLICITED BY THE HOLTZMAN GROUP.


           PROPOSAL 2. HOLTZMAN PROPOSAL RELATING TO RIGHTS PLAN

      The Holtzman Group is also proposing that the Company's stockholders approve a resolution recommending that the Board of Directors of the Company terminate the Company's Shareholder Rights Agreement dated as of May 1, 1995, together with any amendments thereto (the "Rights Plan").

      The Board of Directors adopted the Rights Plan in 1995 in response to its concerns that a person or group could acquire control of the Company, in the open market or otherwise, without paying an appropriate premium for control and without offering a fair and adequate price to all stockholders. The Rights Plan is designed to deter coercive takeover tactics and to otherwise encourage third parties interested in acquiring the Company to negotiate with the Board of Directors. In particular, the Rights Plan is intended to (i) reduce the risk of coercive two-tiered, front-end loaded or partial offers which may not offer fair value to all stockholders; (ii) mitigate against market accumulators who through open market and/or private purchases may achieve a position of substantial influence or control without paying to selling or remaining stockholders a fair control premium;
(iii) deter market accumulators who are simply interested in putting the Company into "play"; (iv) restrict self-dealing by a substantial stockholder; and (v) preserve the Board of Directors' bargaining power and flexibility to deal with third-party acquirors and to otherwise seek to maximize values for all stockholders.

      As recent events demonstrate, the Rights Plan is not intended to prevent or deter a proxy contest or an offer to acquire the Company at a price and on terms that would be in the best interests of all stockholders. If the Board of Directors determines that an unsolicited offer is fair and on terms that are otherwise in the best interests of stockholders, the Board of Directors can redeem the rights issued under the Rights Plan or amend the Rights Plan in order to permit the offer to proceed. Furthermore, as discussed above, the Company amended the Rights Plan so that it would not apply to any offer that meets the criteria of a "qualifying offer."

      In light of Mr. Holtzman's previous conditional "offers" to acquire the outstanding Common Stock of the Company and his intent, as disclosed in his proxy statement, to cause the Company to repurchase up to five million shares of Common Stock held by stockholders other than himself concurrently with his own accumulation of additional shares of Common Stock in the open market, stockholders should consider whether Mr. Holtzman is attempting to gain control of the Company without paying any control premium to all the stockholders. If so, this is the very scenario that the Rights Plan was intended to prevent.

      THE BOARD OF DIRECTORS CONSIDERS THE CONTINUATION OF THE RIGHTS PLAN, AS AMENDED, TO BE IN THE BEST INTERESTS OF ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE AGAINST THE HOLTZMAN PROPOSAL (PROPOSAL 2).


                           ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company entered into a consulting agreement with Mr. Berger dated as of December 21, 1994 (the "Consulting Agreement") in which he agreed to provide an average of four days per week of consulting services to the Company until December 20, 1997. As compensation for such services, among other things, the Company agreed to pay Mr. Berger at the rate of $250,000 per annum and to provide him and his spouse health benefits during and after the term of the Consulting Agreement. The Consulting Agreement contains covenants pursuant to which Mr. Berger agreed during the term of the Consulting Agreement and for a two year period following expiration of the agreement, not to have any connection with any business that competes with the business of the Company in the eastern United States. Under the Consulting Agreement, the Company also agreed, during the term of the agreement, to make available to Mr. Berger an automobile for use in connection with his work for the Company and to reimburse him for the expenses of operation of the automobile. The Company further agreed to transfer title to such automobile to Mr. Berger, without charge to him, promptly after expiration of the term of the agreement, and such automobile, having a value of approximately $19,800 at the time of transfer, was transferred to Mr. Berger in January 1998. From January 1, 1998 through December 31, 1998, Mr. Berger was paid to provide consulting services to the Company on a month-to-month basis at the rate of $50,000 per annum. During this period and thereafter, the Company has provided, and will continue to provide, health benefits to Mr. Berger and his spouse pursuant to the Consulting Agreement. The Company paid Mr. Berger $45,833 in consulting fees pursuant to this arrangement for his services in fiscal year 1998.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      The Board of Directors met seven times during fiscal year 1998. Messrs. Reichman, Groninger and Manuel attended all meetings of the Board, Messrs. Thigpen and Berger attended six meetings and Mr. Shapiro attended four meetings.

      The Board of Directors has an Audit Committee consisting of Messrs. Berger, Groninger, Shapiro, and Thigpen, a Compensation Committee consisting of Messrs. Groninger, Manuel and Thigpen, and a Corporate Governance Committee consisting of Messrs. Berger, Groninger, Manuel, Shapiro and Thigpen.

      The Audit Committee meets periodically with management and the Company's independent accountants to review matters relating to the Company's financial reporting, the adequacy of internal accounting controls and the scope and results of audit work. The Audit Committee met four times during fiscal year 1998. Mr. Thigpen attended all meetings of the Audit Committee, Messrs. Groninger and Berger attended three meetings and Mr. Shapiro attended two meetings.

      The Compensation Committee meets periodically to review executive and employee compensation and benefits (including stock-based compensation awards under the 1992 Stock Incentive Plan), supervise benefit plans and make recommendations regarding them to the Board of Directors. The Compensation Committee met twice in fiscal year 1998 and all members attended each meeting.

      The Corporate Governance Committee is responsible for performing functions related to governance of the Company, including, but not limited to, planning for the succession and promotion of executive officers of the Company, nominating individuals for election to the Board of Directors and establishing, coordinating and maintaining the Company's corporate compliance programs. The Corporate Governance Committee met once during fiscal year 1998 and all members attended the meeting.

      The Corporate Governance Committee is responsible for reviewing the nomination of individuals for election to the Board of Directors by stockholders of the Company. Stockholders wishing to nominate an individual for election to the Board of Directors must send a letter to the Secretary of the Company stating the name and qualifications of the proposed nominee. The letter must be received by the Company within the time limits set by, and must in all other respects comply with, Section 4.16 of the By-Laws in order for the proposed nominee to be considered for election to the Board of Directors. Any stockholder who has complied with the timing, informational and other requirements set forth in Section 4.16 and who seeks to make such a nomination, or such stockholder's representative, must be present in person at the Annual Meeting of Stockholders of the Company at which such nominee's election is to be considered.

      On December 11, 1998, the Board of Directors formed a Special Committee in accordance with Section 4.5 of the By-Laws for the purpose of managing the process of seeking a buyer for the Company. The Special Committee consists of Messrs. Groninger, Manuel and Thigpen. The Special Committee met five times during fiscal year 1998 and all members attended each of such meetings.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      On June 19, 1998, the Company dismissed its principal independent accountants, Coopers & Lybrand L.L.P. ("Coopers & Lybrand"). On June 24, 1998, the Company engaged Arthur Andersen LLP ("Arthur Andersen") as its new principal independent accountants. The Company's Board of Directors and its Audit Committee unanimously approved the change of principal independent accountants.

      Since January 28, 1995 to date Arthur Andersen has served and continues to serve as the principal independent accountant of The
Designs/OLS Partnership (the "OLS Partnership"), the joint venture partnership between a subsidiary of the Company and a subsidiary of Levi's Only Stores, Inc., a subsidiary of Levi Strauss. For financial reporting purposes, the OLS Partnership's assets, liabilities and results of operations are consolidated with those of the Company.

      During fiscal year 1996 and fiscal year 1997 and thereafter until its engagement of Arthur Andersen, the Company did not consult Arthur Andersen regarding the type of audit opinions that might be rendered on the Company's financial statements relating to such periods. Throughout those same periods, there were no matters that occurred that constituted either a disagreement or the kind of event described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

      During fiscal year 1996 and fiscal year 1997 and thereafter through June 19, 1998, there were no disagreements between the Company and Coopers & Lybrand on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter thereof in its reports. During the fiscal year 1996 and fiscal year 1997 and thereafter through June 19, 1998, there was no occurrence of the kinds of events described in
Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC. In addition, none of the reports issued by Coopers & Lybrand concerning the Company's financial statements for the Company's fiscal years ended February 1, 1997 and January 31, 1998 and thereafter through June 19, 1998 contain any adverse opinion or disclaimer of opinion. Such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.


                          SOLICITATION OF PROXIES

      Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, facsimile, telegram, in person or otherwise. The Company will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Common Stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the SEC and The New York Stock Exchange. In addition, the Company has retained Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies for a fee of $75,000 plus out-of-pocket expenses. Innisfree will employ approximately 25 people to solicit the Company's stockholders.

      Expenses related to the solicitation of stockholders, in excess of those normally spent for an annual meeting, are expected to aggregate approximately $300,000, of which approximately $105,000 has been spent to date.


                      PARTICIPANTS IN THE SOLICITATION

      Under applicable regulations of the SEC, each member of the Board of Directors, certain executive officers of the Company and certain other corporate officers of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the directors and named executive officers of the Company of the Company's securities is provided in this Proxy Statement and the present ownership of the Company's securities by other participants is listed in Appendix A.


                           STOCKHOLDER PROPOSALS

      Pursuant to the Company's By-Laws, the Company generally holds its annual meeting of stockholders in June. The date of the 1999 Annual Meeting was delayed due to the Company's efforts to negotiate a sale transaction with JMI. The Company intends to hold its 2000 annual meeting of stockholders in June. If the Company does so, the deadline for submitting stockholder proposals for inclusion in the Company's proxy materials will be a reasonable time before the Company begins to print and mail its proxy materials. If the Company does not hold the 2000 annual meeting of stockholders on a date that is more than 30 days from the date of the Annual Meeting, then stockholder proposals for inclusion in the proxy materials related to the 2000 Annual Meeting of Stockholders must be received by the Company at its executive offices no later than April 28, 2000.

      In addition, the By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of an Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of the Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.14 of the By-Laws. A stockholder's notice will be timely if delivered to, or mailed to and received by, the Company not less than seventy-five days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"). To bring an item of business before the 2000 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of the Company not before June 6, 2000 nor later than July 21, 2000. In the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, however, a stockholder's notice will be timely if delivered to, or mailed to and received by, the Company not later than the close of business on the later of (a) the seventy-fifth day prior to the scheduled date of such Annual Meeting or (b) the fifteenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.


                               OTHER MATTERS

      As of this date, management knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them. The Annual Report for fiscal year 1998 is being delivered to stockholders with this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.


                                 IMPORTANT

      1. If your shares are registered in your own names, please sign, date and mail the enclosed BLUE Proxy Card to Innisfree in the postage-paid envelope provided.

      2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Proxy Card with respect to your shares. Please contact the person responsible for your account and give instructions for a BLUE Proxy Card to be issued representing your shares.

      If you have any questions about giving your proxy or require assistance, please call:

                         INNISFREE M&A INCORPORATED
                       501 MADISON AVENUE, 20th FLOOR
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                                                                  APPENDIX A


    INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
          AND EMPLOYEES OF DESIGNS AND OTHER PARTICIPANTS WHO MAY
                 ALSO SOLICIT PROXIES ON BEHALF OF DESIGNS

      The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers of Designs and certain employees and other representatives of Designs who may also solicit proxies from stockholders of Designs (collectively, the "Participants"). Unless otherwise indicated, the principal occupation refers to such person's position with Designs and the business address is 66 B Street, Needham, MA 02494.

DIRECTORS

      The principal occupations of the Company's directors are set forth on pages 6 and 7 of this Proxy Statement. The principal business address of Mr. Reichman is that of the Company. The name, business and address of the other director-participants' organization of employment are as follows:

Name                            Address
----                            -------
Stanley I. Berger               100 Essex Road
                                Chestnut Hill, MA 02467


James G. Groninger              The Bay South Company
                                101 Shockoe Slip, Suite M
                                Richmond, VA  23219

Bernard M. Manuel               Cygne Designs, Inc.
                                1372 Broadway
                                New York, NY 10018

Melvin I. Shapiro               2044 Beacon Street
                                Waban, MA  02168


Peter L. Thigpen                Executive Reserves
                                700 Larkspur Landing Circle, Suite 273
                                Larkspur, CA  94939


EXECUTIVE OFFICERS AND MANAGEMENT

      The principal occupation of the Company's executive officers and certain other members of management and employees who are deemed participants in the solicitation of proxies are set forth below. Except as otherwise specified below, the principal business address of each of such persons is that of the Company.

Name                            Principal Occupation
----                            --------------------
Scott N. Semel                  Executive Vice President, General Counsel
                                and Secretary

Carolyn R. Faulkner             Vice President, Chief Financial Officer
                                and Treasurer

Anthony E. Hubbard              Vice President and Deputy General Counsel

Shelly E. Mokas                 Controller


SHIELDS & COMPANY, INC.

      In December 1998, Designs retained Shields & Company, Inc. ("Shields") to act as its financial advisor in connection with the proposed sale of the Company, for which Shields may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Designs has agreed to indemnify Shields and certain persons related to it against certain liabilities arising out of their engagement. Shields is an investment banking and advisory firm that provides a range of financial services for institutional and individual clients. Shields does not admit that it or any of its directors, officers or employees is a "participant" (as defined in Schedule 14A promulgated under the Exchange Act) in the solicitation of proxies by the Company, or that Schedule 14A requires the disclosure of certain information concerning Shields. In connection with its role as financial advisor to Designs, certain investment banking employees of Shields may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Designs. Shields, through an affiliate, may trade securities of Designs for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. As of August 11, 1999, Shields did not hold a position in shares of Common Stock for its own account. Additionally, in the normal course of its business, Shields may finance securities positions by bank and other borrowings and repurchase and securities borrowing transactions.

      Information with respect to the employees of Shields who may be deemed "Participants" is set forth below. None of the individuals named below owns any shares of Common Stock or has engaged in any transaction involving Designs Common Stock during the past two years. The principal business address of each of the persons listed below is 150 Federal Street, Boston, MA 02110.

      Name                        Principal Occupation
      ----                        --------------------
      Thomas J. Shields           Investment Banking and Advisory Services

      Jeffrey C. Bloomberg        Investment Banking and Advisory Services


INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

      None of the Participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by directors and the Named Executive Officers is set forth on pages 5 and 6 of this Proxy Statement. The number of shares of Common Stock held by the other Participants is set forth below:

      Name                                  Share Ownership
      ----                                  ---------------
      Thomas J. Shields                     None

      Jeffrey C. Bloomberg                  None

      Anthony E. Hubbard                    12,700 shares of Common Stock

      Shelly E. Mokas                       6,967 shares of Common Stock


MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

      Except as described in the Proxy Statement or in this Appendix A, to the knowledge of the Company none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer and director. Furthermore, except as described in the Proxy Statement or in this Appendix A, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since the beginning of fiscal 1998, or has knowledge of any currently proposed transaction or series of transactions,
(i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

      Except for the employment and consulting agreements described in the Proxy Statement, to the knowledge of the Company no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the Proxy Statement, to the knowledge of the Company there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to the Company's securities.


INFORMATION CONCERNING CERTAIN TRANSACTIONS IN COMMON STOCK BY
PARTICIPANTS WITHIN THE PAST TWO YEARS

      The following table sets forth all purchases and sales of Common Stock by the Participants during the last two years:


                         NUMBER OF SHARES           DATE OF
NAME                    PURCHASED (OR SOLD)     PURCHASE OR SALE     FOOTNOTE
----                    -------------------     ----------------     --------
Stanley I. Berger            (4,000)                10/1/97            (3)
                             (5,780)                12/5/97            (3)
                              1,090                 4/13/98            (4)
                              1,000                  6/1/98            (4)
                              1,440                  6/9/98            (4)
                              3,000                  6/9/98            (1)
                              1,200                 8/13/98            (4)
                              1,846                 9/28/98            (4)
                              1,297                12/10/98            (4)
                                600                  2/8/99            (4)
                                387                 3/19/99            (4)
                                639                  4/8/99            (4)
                                615                 5/12/99            (4)
                                750                 5/19/99            (4)
                              1,043                  7/7/99            (4)
                              1,384                 7/20/99            (4)
                              1,000                 8/11/99            (4)

Joel H. Reichman             14,998                 11/7/97            (7)
                              5,000                  6/9/98            (2)
                             10,000                11/23/98            (2)

Scott N. Semel               18,750                11/14/97            (7)
                             (4,837)               11/14/97            (8)
                             (1,161)               12/30/97            (3)
                              5,000                11/23/98            (2)

Carolyn R. Faulkner             800                10/15/97            (2)
                             12,000                12/08/98            (2)*

James G. Groninger            1,818                 4/13/98            (4)
                              1,000                  6/1/98            (4)
                              1,440                  6/9/98            (4)
                              3,000                  6/9/98            (1)
                              1,200                 8/13/98            (4)
                              1,846                 9/28/98            (4)
                              1,297                12/10/98            (4)
                                750                 12/28/98           (4)
                                705                  1/4/99            (4)
                                727                 1/11/99            (4)
                                631                 1/19/99            (4)
                              1,930                 1/25/99            (4)
                                539                  2/1/99            (4)
                              1,200                  2/8/99            (4)
                                695                 2/15/99            (4)
                                644                 2/22/99            (4)
                                750                  3/1/99            (4)
                                685                  3/8/99            (4)
                                761                 3/15/99            (4)
                                387                 3/19/99            (4)
                                750                 3/22/99            (4)
                              1,573                 3/29/99            (4)
                                666                  4/5/99            (4)
                                639                  4/8/99            (4)
                                695                 4/12/99            (4)
                                666                 4/19/99            (4)
                                727                 4/26/99            (4)
                                615                 4/30/99            (4)
                              1,200                  5/5/99            (4)
                              1,230                 5/12/99            (4)
                              1,500                 5/19/99            (4)
                                738                 5/26/99            (4)
                                786                  6/2/99            (4)
                                774                  6/9/99            (4)
                                923                 6/16/99            (4)
                                888                 6/24/99            (4)
                              1,090                 6/28/99            (4)
                              1,000                  7/1/99            (4)
                              2,086                  7/7/99            (4)
                              2,307                 7/20/99            (4)
                                888                 7/26/99            (4)
                                827                 7/30/99            (4)
                                905                  8/4/99            (4)
                              1,000                  8/9/99            (4)
                              1,000                 8/11/99            (4)

Melvin I. Shapiro            27,000                 10/8/97            (7)
                            (10,000)               10/14/97            (5)
                             (5,000)               10/15/97            (5)
                              1,090                 4/13/98            (4)
                              1,440                  6/9/98            (4)
                              3,000                  6/9/98            (1)
                              1,846                 9/28/98            (4)
                                827                 1/25/99            (4)
                                600                  2/8/99            (4)
                                387                 3/19/99            (4)
                                639                  4/8/99            (4)
                                615                 5/12/99            (4)
                                750                 5/19/99            (4)
                              1,043                  7/7/99            (4)
                              1,384                 7/20/99            (4)
                              1,000                 8/11/99            (4)

Bernard M. Manuel            16,200                 10/6/97            (7)
                              1,818                 4/13/98            (4)
                              1,000                  6/1/98            (4)
                                960                  6/9/98            (4)
                              3,000                  6/9/98            (1)
                              1,200                 8/13/98            (4)
                              1,846                 9/28/98            (4)
                              1,297                12/10/98            (4)
                                750                12/28/98            (4)
                                705                  1/4/99            (4)
                                727                 1/11/99            (4)
                                631                 1/19/99            (4)
                              1,655                 1/25/99            (4)
                                539                  2/1/99            (4)
                              1,200                  2/8/99            (4)
                                695                 2/15/99            (4)
                                644                 2/22/99            (4)
                                750                  3/1/99            (4)
                                685                  3/8/99            (4)
                              1,573                 3/29/99            (4)
                                639                  4/8/99            (4)
                                695                 4/12/99            (4)
                                666                 4/19/99            (4)
                                727                 4/26/99            (4)
                                615                 4/30/99            (4)
                              1,200                  5/5/99            (4)
                              1,500                 5/19/99            (4)
                                738                 5/26/99            (4)
                                786                  6/2/99            (4)
                                923                 6/16/99            (4)
                                888                 6/24/99            (4)
                              1,090                 6/28/99            (4)
                              1,000                  7/1/99            (4)
                              1,043                  7/7/99            (4)
                              1,384                 7/20/99            (4)
                                888                 7/26/99            (4)
                                827                 7/30/99            (4)
                                905                  8/4/99            (4)
                              1,000                  8/9/99            (4)
                              1,000                 8/11/99            (4)

Peter L. Thigpen              1,000                 1/20/98            (2)
                              1,818                 4/13/98            (4)
                              1,440                  6/9/98            (4)
                              3,000                  6/9/98            (1)
                              1,200                 8/13/98            (4)
                              1,846                 9/28/98            (4)
                              1,297                12/10/98            (4)
                                750                12/28/98            (4)
                                705                  1/4/99            (4)
                                727                 1/11/99            (4)
                                631                 1/19/99            (4)
                              1,930                 1/25/99            (4)
                                539                  2/1/99            (4)
                              1,200                  2/8/99            (4)
                                695                 2/15/99            (4)
                                644                 2/22/99            (4)
                                750                  3/1/99            (4)
                                685                  3/8/99            (4)
                                761                 3/15/99            (4)
                                387                 3/19/99            (4)
                                750                 3/22/99            (4)
                              1,573                 3/29/99            (4)
                                666                  4/5/99            (4)
                                639                  4/8/99            (4)
                                695                 4/12/99            (4)
                                666                 4/19/99            (4)
                                727                 4/26/99            (4)
                                615                 4/30/99            (4)
                              1,200                  5/5/99            (4)
                              1,230                 5/12/99            (4)
                              1,500                 5/19/99            (4)
                                738                 5/26/99            (4)
                                786                  6/2/99            (4)
                                774                  6/9/99            (4)
                                923                 6/16/99            (4)
                                888                 6/24/99            (4)
                              1,090                 6/28/99            (4)
                              1,000                  7/1/99            (4)
                              2,086                  7/7/99            (4)
                              2,307                 7/20/99            (4)
                                888                 7/26/99            (4)
                                827                 7/30/99            (4)
                                905                  8/4/99            (4)
                              1,000                  8/9/99            (4)
                              1,000                 8/11/99            (4)

Anthony E. Hubbard            2,500                 10/6/97            (1)
                              2,500                  6/9/98            (1)
                              3,000                  6/9/98            (6)

Shelly E. Mokas               1,000                 10/6/97            (1)
                              1,000                  6/9/98            (1)
                              3,000                  6/9/98            (6)
                                500                 9/28/98            (1)
                              1,000                 12/9/98            (2)

Footnotes:

(1)   Stock option award.
(2)   Open market or private purchase.
(3)   Disposition pursuant to a bona fide gift.
(4)   Acquisition of shares via Director compensation.
(5)   Open market or private sale.
(6)   Issued pursuant to conditioned stock award.
(7)   Acquisition of shares via exercise of a stock option.
(8)   Tender of shares toward purchase of a stock option exercise.
*     Purchased by spouse's IRA




                                   PROXY

                               DESIGNS, INC.

                       ANNUAL MEETING OF STOCKHOLDERS


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              OCTOBER 4, 1999


      The undersigned stockholder of Designs, Inc. hereby appoints James G. Groninger, with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes, as designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders of Designs, Inc. to be held at 11:00 p.m. local time on October 4, 1999, at One Post Office Square, Boston, Massachusetts 02109, and, at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

      THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND (2) AGAINST PROPOSAL 2.


                            PLEASE ACT PROMPTLY
          PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW AND AGAINST PROPOSAL 2.

      1. Election of the nominees named below to the Board of Directors of the Company.

                  For           Withhold      For All Except
                  [   ]           [   ]           [   ]

                Nominees:  Joel H. Reichman,
                           James G. Groninger,
                           Bernard M. Manuel,
                           Melvin I. Shapiro, and
                           Peter L. Thigpen.

                INSTRUCTION:   To withhold authority to vote for any
                individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                ___________________________________________


      2. Holtzman proposal to recommend that the Company's Board of Directors terminate the Shareholder Rights Agreement.

                FOR        AGAINST      ABSTAIN
                [   ]       [   ]        [   ]


      This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.


                               Dated: ___________________

                               Signature: _______________

                               Signature: _______________

                               Title: ___________________

                               Please date and sign here exactly as name appears hereon. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all must sign.